Exhibit 99.4

Date:	May 12, 2009

To:	All Foundation Coal Employees

From:	James F. Roberts, Chairman and CEO

Re:	Merger of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc.

Foundation Coal Holdings, Inc. (Foundation) and Alpha Natural Resources, Inc. (Alpha) today announced the signing of a definitive merger agreement under which the two companies will combine in an all-stock transaction that provides Foundation shareholders a significant premium and creates America’s third largest coal company with a combined enterprise value of $4.0 billion.

Alpha is a leading Eastern coal producer and the nation’s largest supplier of metallurgical coal, operating 50 mines and 10 coal preparation plants in four states: Kentucky, Pennsylvania, Virginia and West Virginia. Joining forces with Foundation’s operations in Northern Appalachia, Central Appalachia, and the Powder River Basin, the combined company will be a leader in the coal industry with 59 mines, the most expansive geographic footprint in the United States, reserves of more than 2.3 billion tons of coal, and an attractive growth profile. The merged company’s increased scale of operations, management depth, highly talented workforce, strong balance sheet and cash flow generation capability will provide an enhanced platform to compete successfully in today’s business environment and capitalize on future growth in coal demand.

I believe that today’s announcement is truly transformational for both companies and represents an excellent cultural match. Foundation and Alpha share essential values, including a strong commitment to our employees, a collaborative work environment, and a dedication to “do the right thing”, acting at all times in an ethical manner. Employees can expect the same spirit of mutual respect we have come to appreciate at Foundation. The combined company will also provide a more secure and successful future. With one of the industry’s strongest balance sheets and credit profiles, our new company will be well situated to invest in our future growth, providing additional opportunities for our employees, and benefiting all of our stakeholders. I am excited about our future prospects and ask that all employees join me in embracing this change as a positive and monumental step forward for our organization.

Corporate Structure and Management

Upon completion of the merger, Michael J. Quillen, Alpha’s Chairman and CEO, will be appointed Chairman of the combined company and Kevin S. Crutchfield, currently Alpha’s President, will be named Chief Executive Officer. Kurt Kost, Foundation’s current President and Chief Operating Officer, will be President of the combined company. Once the merger has been completed, I plan to serve as a member of the board of directors. The combined company’s board of directors will consist of six directors from Alpha and four directors from Foundation.

The combined company will retain the Alpha Natural Resources, Inc. name and will be headquartered in Abingdon, Va. Foundation’s Baltimore corporate office will remain open for a minimum of 18 months as details of the integration are worked out.

Terms of the Transaction

Under the terms of the merger agreement, for each share of Foundation shareholders will receive 1.084 shares in the surviving company and each share of Alpha will automatically become a share of the combined company. Based on the closing price of Alpha on May 8, 2009, consideration received by the Foundation shareholders is valued at $32.73 per share. This will result in Foundation’s shareholders owning approximately 41 percent of the combined company. The exchange ratio is calculated as a 37% premium over the 5-day average closing price of Foundation shares ending May 8th, 2009 relative to the 5-day average closing price of Alpha shares during the same period.

Next Steps of the Process

The boards of directors of Foundation and Alpha have each approved the terms of the merger agreement and have recommended that their shareholders approve the transaction. The merger is subject to the approval of each company’s shareholders and other customary closing conditions, including regulatory approvals. It is expected that the transaction will be completed later this year.

Employee informational meetings will be scheduled in most locations where you will have a chance to ask questions. Please direct any additional questions you have concerning this announcement to your human resources representative.

Until the merger is finalized, both organizations are separate and Foundation Coal affiliates will run their business just as they do today. The details of the merger and its impact on members of the workforce will take some time to work through completely, but we are committed to bringing the two organizations together in as seamless a way as possible. In the meantime, it is important that we continue to focus on conducting our daily jobs and provide a quality product to our customers in a safe and cost-effective manner. Thank you for your patience and understanding during this time of change.

Forward-Looking Statements

Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties. Alpha Natural Resources, Inc. (“Alpha”) and Foundation Coal Holdings, Inc. (“Foundation”) caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Foundation, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Foundation stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Alpha’s and Foundation’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Alpha and Foundation disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information About this Transaction

In connection with the proposed merger, Foundation will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Alpha and Foundation that also constitutes a prospectus of Foundation. Alpha and Foundation will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Alpha and Foundation with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Alpha’s website at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by accessing Foundation’s website at www.foundationcoal.com under the tab “Investors” and then under the heading “Financial Information and SEC Filings”.

Participants in this Transaction

Alpha, Foundation and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Alpha’s executive officers and directors in Alpha’s definitive proxy statement filed with the SEC on April 3, 2009. You can find information about Foundation’s executive officers and directors in their definitive proxy statement filed with the SEC on April 3, 2009. You can obtain free copies of these documents from the Alpha or Foundation using the contact information above.